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                                                                   Exhibit 23(a)

                          Independent Auditors' Consent

The Board of Trustees
First Union Real Estate Equity and Mortgage Investments:

We consent to the incorporation by reference in the registration statement Nos. 33-57756, 333-00953 and 333-63547 on Form S-3 and No. 333-90107 on Form S-8 of
First Union Real Estate Equity and Mortgage Investments of our reports dated March 15, 2002, with respect to the combined balance sheet of First Union Real Estate Equity and Mortgage Investments and First Union Management, Inc. as of December 31, 2001, and the related combined statements of operations and comprehensive income (loss), shareholders' equity, and cash flows for the year then ended, and the related financial statement schedule, which reports appear in the December 31, 2001, annual report on Form 10-K of First Union Real Estate Equity and Mortgage Investments.



                                                                    /s/ KPMG LLP

New York, New York
March 28, 2002



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